Registration No. 33-_______



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       __________________________________


                         UNITED HEALTHCARE CORPORATION
               (Exact name of issuer as specified in its charter)

     Minnesota                    41-1321939
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

                                300 Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota  55343
          (Address of Principal Executive Offices, including Zip Code)



                          UNITED HEALTHCARE CORPORATION
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                               BRIGID M. SPICOLA
               Assistant General Counsel and Assistant Secretary
                         United HealthCare Corporation
                                300 Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota  55343
                                 (612) 936-1300
           (Name, address and telephone number of agent for service)


                                    Copy to:
                                DAVID J. LUBBEN
                                Dorsey & Whitney P.L.L.P.
                             Pillsbury Center South
                              220 S. Sixth Street
                          Minneapolis, Minnesota 55402

                       __________________________________

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                        CALCULATION OF REGISTRATION FEE


Title of                        Proposed         Proposed
Securities          Amount      Maximum          Maximum         Amount of
to be               to be       Offering Price   Aggregate       Registration
Registered          Registered  Per Share*       Offering Price* Fee*

Common Stock
($.01 par
 value)             350,000     $38.06           $13,321,000     $4,593.45





*Estimated solely for the purpose of determining the registration fee. The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on May 19, 1995.
                                       2
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                                    PART II


            ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference as part of this Registration Statement.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which contains, either directly or by incorporation by reference, audited consolidated financial statements for the fiscal year ended December 31, 1994.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     (c) The Company's Current Report on Form 8-K/A dated January 3, 1995 and Current Report on Form 8-K dated May 4, 1995.

     (d) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A (file #0-13253), filed September 23, 1991.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                       ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

                ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. Article IX of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

The Registrant also carries a directors' and officers' liability insurance policy.

                  ITEM 7.  EXEMPTION FOR REGISTRATION CLAIMED

Not applicable.
                               ITEM 8.  EXHIBITS

Exhibit Number                Description

      5        Opinion of counsel.

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of counsel (included in Exhibit 5 above)

     23.3      Consent of KPMG Peat Marwick LLP

     24        Power of Attonrey

                             ITEM 9.  UNDERTAKINGS

The Company hereby undertakes:

   A.1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs A.1.(i) and A.1.(ii) of this section do not apply if information required to be included in a post-effective amend-ment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 26th day of May, 1995.


                              UNITED HEALTHCARE CORPORATION


                              By  /s/ William W. McGuire
                                   William W. McGuire, M.D.
                                   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 26th day of May 1995.


/s/ William W. McGuire                       Chairman, President, Chief
William W. McGuire, M.D.                       Executive Officer and Director
                                               (principal executive officer)


/s/ David P. Koppe                           Chief Financial Officer
David P. Koppe                                (principal financial and
                                               accounting officer)

     *                                       Director
William C. Ballard, Jr.

     *                                       Director
Richard T. Burke

                                             Director
Thomas H. Kean

     *                                       Director
James A. Johnson

     *                                       Director
Douglas W. Leatherdale

     *                                       Director
Elizabeth J. McCormack

     *                                       Director
James L. Seiberlich

     *                                       Director
William G. Spears

     *                                       Director
Gail R. Wilensky


*By:/s/ William W. McGuire
       William W. McGuire, M.D.
       As Attorney-in-Fact
                                     7
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                               EXHIBIT INDEX




Exhibit Number Description                                  Page No.

5              Opinion of Counsel                           9

23.1           Consent of Arthur Andersen LLP               11

23.2           Consent of counsel (included in Exhibit 5)   9

23.3           Consent of KPMG Peat Marwick LLP             12

24             Power of Attorney                            13

                                    8